Exhibit 23.(i)

[Sutherland Letterhead]

CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We hereby consent to the reference to our name under the caption “Legal Matters” in the Prospectus filed as part of Pre-Effective Amendment No. 1 to Form S-1 (File No. 333-160345) for Eagle Life Insurance Company. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

SUTHERLAND ASBILL & BRENNAN LLP

By:	/s/ Thomas E. Bisset
Thomas E. Bisset

Washington, D.C.

December 31, 2009